      As filed with the Securities and Exchange Commission on July 8, 2002

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             WAXMAN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   34-0899894
    (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization                 identification number)


                                24460 Aurora Road
                           Bedford Heights, Ohio 44146
                                 (440) 439-1830
               (Address of principal executive offices) (Zip Code)

                              --------------------

                WAXMAN INDUSTRIES, INC. 2002 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                              --------------------

             Mark W. Wester                  Scott M. Zimmerman, Esq.
        Chief Financial Officer        Swidler Berlin Shereff Friedman, LLP
        Waxman Industries, Inc.                The Chrysler Building
           24460 Aurora Road                   405 Lexington Avenue
      Bedford Heights, Ohio 44146            New York, New York 10174
             (440) 439-1830                       (212) 973-0111
(Name, address and telephone number, including area code, of agents for service)


                                           CALCULATION OF REGISTRATION FEE
----------------------------- ----------------------- --------------------- --------------------- --------------------
   Title of Each Class of          Amount to be         Proposed Maximum      Proposed Maximum         Amount of
         Securities               Registered(1)          Offering Price          Aggregate         Registration Fee
      to be Registered                                    per Share(2)        Offering Price(2)
----------------------------- ----------------------- --------------------- --------------------- --------------------
    Common Stock, $0.01           250,000 Shares             $6.00               $1,500,000              $138
         par value
----------------------------- ----------------------- --------------------- --------------------- --------------------


(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, on the basis of the last reported sales price of the Registrant's Common Stock as quoted on the Over-the-Counter Bulletin Board on July 1, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of the common stock, par value $0.01 per share (the "Common Stock"), of Waxman Industries, Inc., a Delaware corporation (the "Registrant"), issued or issuable pursuant to the Waxman Industries, Inc. 2002 Stock Incentive Plan (the "Plan").

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by the Registrant, with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2001, December 31, 2001 and March 31, 2002.

     (c) The Registrant's Current Report on Form 8-K, filed with the Commission on February 27, 2002.

     (d) The description of the Registrant's Common Stock, par value $0.01 per share, contained in a registration statement on Form S-2 filed with the Commission under Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation (the "Certificate") and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     The Certificate provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's By-laws provide that the Registrant shall indemnify an officer or director for any costs incurred by such officer or director in connection with a proceeding against such officer or director by reason of the fact that he is or was an officer or director of the Registrant, unless such indemnification is prohibited under applicable law. Pursuant to the By-laws, the Registrant may also be required to advance funds to an officer or director who is entitled to indemnification upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined that such person is not entitled to indemnification. The By-laws further provide that the Registrant may provide indemnification or the advancement of expenses to any other person as permitted by applicable law. Such By-law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

     The Registrant maintains a Directors & Officers Liability policy. The policy's coverage, among other things, (i) provides for payment on behalf of the Registrant's officers and directors against loss (as defined in the policy) stemming from acts committed by directors and officers in their capacities as such, with no annual individual deductible element per director or officer, and
(ii) provides for reimbursement of the Registrant against such loss for which the Registrant grants indemnification to any director or officer, as permitted or required by law, with a retention of $250,000 per claim. In addition, the maximum coverage with respect to any loss is $10,000,000, including defense costs, and the maximum coverage with respect to all losses occurring in any policy year is also $10,000,000. There is no coverage for loss from claims made against directors or officers arising from certain statutory liabilities and specified categories of misconduct, including claims (i) for the return of remuneration paid without prior shareholder approval if it is judicially determined that such remuneration was in violation of law, (ii) for an accounting of profits made from a purchase or sale within the meaning of Section 16(b) of the Exchange Act, (iii) with respect to acts of active and deliberate dishonesty that were committed or attempted with actual dishonest purpose, or (iv) with respect to a judicial determination that the individual gained personal profit or other advantage to which he was not legally entitled.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The following exhibits are filed as part of this Registration
          Statement:

          5.1      Opinion of Swidler Berlin Shereff Friedman, LLP
          10.1*    Waxman Industries, Inc. 2002 Stock Incentive Plan
                   (Exhibit 99(d)(8) to Schedule TO Tender Offer Statement filed December 7, 2001, incorporated herein by reference).
          23.1     Consent of Meaden & Moore, Ltd.
          23.2     Consent of Swidler Berlin Shereff Friedman, LLP (included in
                   Exhibit 5.1)
          24.1 Power of Attorney (included in signature page to this Registration Statement)

          * Incorporated herein by reference as indicated.

ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford Heights, State of Ohio, on July 8, 2002.

                                      WAXMAN INDUSTRIES, INC.

                                      By:   /s/ Mark W. Wester
                                            ------------------------------------
                                            Name:   Mark W. Wester
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints each of Armond Waxman and/or Mark Wester, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for the undersigned and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement and any registration statement or amendment to such Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        NAME                                                POSITION                                   DATE
        ----                                                --------                                   ----
 /s/  Melvin Waxman                             Chairman of the Board of Directors
-------------------------------                   and Co-Chief Executive Officer                   July 8, 2002
Melvin Waxman


 /s/  Armond Waxman                           President, Co-Chief Executive Officer,
-------------------------------                       Treasurer and Director                       July 8, 2002
Armond Waxman


 /s/  Laurence Waxman
-------------------------------                 Senior Vice President and Director                 July 8, 2002
Laurence Waxman


 /s/  Irving Friedman
-------------------------------
Irving Friedman                                              Director                              July 8, 2002


 /s/  Judy Robins
-------------------------------
Judy Robins                                                  Director                              July 8, 2002


 /s/ John Peters
-------------------------------
John Peters                                                  Director                              July 8, 2002


 /s/  Mark Reichenbaum
-------------------------------
Mark Reichenbaum                                             Director                              July 8, 2002


                             WAXMAN INDUSTRIES, INC.

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  EXHIBIT INDEX
                                  -------------


   Exhibit Number        Description
   --------------        -----------
         5.1             Opinion of Swidler Berlin Shereff Friedman, LLP

        10.1* Waxman Industries, Inc. 2002 Stock Incentive Plan (Exhibit 99(d)(8) to Schedule TO Tender Offer Statement filed December 7, 2001, incorporated herein by reference).

        23.1             Consent of Meaden & Moore, Ltd.

        23.2 Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1)

        24.1 Power of Attorney (included in signature page to this Registration Statement)


* Incorporated herein by reference as indicated.